Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Terax Energy, Inc. (the "Company") on Form 10-KSB/A for the six month period ending June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lawrence Finn, Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Lawrence J. Finn
Chief Executive Officer (Principal Executive Officer)
and Chief Financial Officer (Principal Financial Officer)

Date: May 25, 2006